                                                                    EXHIBIT 3.02

                                     BY-LAWS

                                       OF

                                 PHARMCHEM, INC.

                                TABLE OF CONTENTS

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
ARTICLE I         OFFICES....................................................................1

   Section 1      Registered Office..........................................................1
   Section 2      Other Offices..............................................................1

ARTICLE II        MEETINGS OF STOCKHOLDERS...................................................1

   Section 1      Place of Meetings..........................................................1
   Section 2      Annual Meetings............................................................1
   Section 3      Special Meetings...........................................................1
   Section 4      Notice of Stockholders' Meetings...........................................1
   Section 5      Nomination of Directors....................................................2
   Section 6      Manner of Giving Notice; Affidavit of Notice...............................3
   Section 7      Adjournments...............................................................3
   Section 8      Quorum.....................................................................4
   Section 9      Voting.....................................................................4
   Section 10     Proxies....................................................................4
   Section 11     Inspectors of Election.....................................................4
   Section 12     List of Stockholders Entitled to Vote......................................5
   Section 13     Stock Ledger...............................................................5
   Section 14     Conduct of Meetings........................................................5

ARTICLE III       DIRECTORS..................................................................5

   Section 1      Number and Election of Directors...........................................5
   Section 2      Vacancies..................................................................5
   Section 3      Duties and Powers..........................................................6
   Section 4      Meetings...................................................................6
   Section 5      Quorum.....................................................................6
   Section 6      Actions by Written Consent.................................................6
   Section 7      Meetings by Means of Conference Telephone..................................6
   Section 8      Committees.................................................................6
   Section 9      Compensation...............................................................7
   Section 10     Interested Directors.......................................................7

ARTICLE IV        OFFICERS...................................................................7

   Section 1      General....................................................................7
   Section 2      Election...................................................................8
   Section 3      Chairman of the Board......................................................8
   Section 4      President..................................................................8
   Section 5      Vice Presidents............................................................8
   Section 6      Secretary..................................................................8
   Section 7      Treasurer..................................................................9
   Section 8      Assistant Secretaries......................................................9

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
   Section 9      Assistant Treasurers.......................................................9
   Section 10     Other Officers.............................................................9
   Section 11     Voting Securities Owned by the Corporation.................................9

ARTICLE V         STOCK.....................................................................10

   Section 1      Form of Certificates......................................................10
   Section 2      Signatures................................................................10
   Section 3      Lost Certificates.........................................................10
   Section 4      Transfers.................................................................10
   Section 5      Record Date...............................................................10
   Section 6      Record Owners.............................................................11

ARTICLE VI        NOTICES...................................................................11

   Section 1      Notices...................................................................11
   Section 2      Waivers of Notice.........................................................11

ARTICLE VII       GENERAL PROVISIONS........................................................11

   Section 1      Dividends.................................................................11
   Section 2      Disbursements.............................................................12
   Section 3      Fiscal Year...............................................................12

ARTICLE VIII      INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................12

   Section 1      Right to Indemnification..................................................12
   Section 2      Miscellaneous.............................................................12
         (a)      Non-Exclusivity of Rights.................................................13
         (b)      Insurance, Contracts and Funding..........................................13
         (c)      Contractual Nature........................................................13
         (d)      Severability..............................................................13

ARTICLE IX        AMENDMENTS................................................................13

   Section 1      Amendments................................................................13

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                                     BY-LAWS

                                       OF

                                 PHARMCHEM, INC.

                     (hereinafter called the "Corporation")


                                    ARTICLE I
                                     OFFICES

        Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware, as the board of directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors.

        Section 2. Annual Meetings. The annual meetings of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the board of directors. Any other proper business may be transacted at the annual meeting of stockholders.

        Section 3. Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called by (i) the chairman of the board, (ii) the president, (iii) the secretary or (iv) a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, and may not be called by any other person. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

        Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Article VI,
Section 1 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

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        At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors in accordance with this Section 4, otherwise properly brought before the meeting by or at the direction of the board of directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the secretary of the Corporation no later than ninety (90) calendar days in advance of the anniversary date of the prior year's annual meeting of stockholders.

        A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) if applicable, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in such stockholder's capacity as a proponent of a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 4. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if the chairman should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

        Section 5. Nomination of Directors. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is delivered to or mailed and received by the secretary of the Corporation no later than (90) days in advance of the anniversary date of the prior year's annual meeting of stockholders. Each such notice shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the 1934 Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the


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nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        Section 6. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders shall be given either (i) personally, or (ii) by first-class mail, or (iii) by facsimile or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office in located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

        An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

        Section 7. Adjournments. Any meeting of the stockholders, whether or not a quorum is present, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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        Section 8. Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7, until a quorum shall be present or represented.

        Section 9. Voting. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        Section 10. Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on or after eleven (11) months from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy shall be deemed signed if the stockholder's name is placed on the proxy by the stockholder or the stockholder's attorney-in-fact (whether by manual signature, electronic transmission or other means permitted by law, provided that any such means shall allow the inspector or inspectors of election to determine that such transmission was authorized by the stockholder). A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        Section 11. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of the proxies or ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots. The inspector(s) may appoint


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or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s).

        Section 12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

        Section 13. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 12 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        Section 14. Conduct of Meetings. The board of directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

                                   ARTICLE III
                                    DIRECTORS

        Section 1. Number and Election of Directors. The board of directors shall consist of not less than three (3) nor more than seven (7) members, the exact number of which shall be fixed from time to time by the board of directors. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

        Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office


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until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

        Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws required to be exercised or done by the stockholders.

        Section 4. Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the board of directors may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman, if there be one, or the president. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic transmission or any other means permitted by law on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. As used in this
Section 5, the term "entire board of directors" means the total number of directors which the Corporation would have if there were no vacancies.

        Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all the members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

        Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation, members of the board of directors of the Corporation, or any committee thereof, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

        Section 8. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may


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replace any absent or disqualified member at any meeting of any such committee.
In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the board of directors when required.

        Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer's vote is counted for such purpose if (i) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

        Section 1. General. The officers of the Corporation shall be chosen by the board of directors and shall be a president, a secretary and a chief financial officer or treasurer. The board of directors, in its discretion, also may choose a chairman of the board (who must be a director) and one or more vice presidents, assistant secretaries, assistant treasurers and such other officers as the board of directors shall deem appropriate. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers


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

of the Corporation need not be stockholders of the Corporation nor, except in the case of the chairman of the board, need such officers be directors of the Corporation.

        Section 2. Election. The board of directors, at its first meeting held after each annual meeting of stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. The compensation of all officers of the Corporation shall be fixed by, or in the manner determined by, the board of directors.

        Section 3. Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or as may be prescribed by these by-laws. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4 of these by-laws.

        Section 4. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall be subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these by-laws.

        Section 5. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these by-laws, the president or the chairman of the board.

        Section 6. Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by


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law or by these by-laws and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these by-laws.

        Section 7. Treasurer. The treasurer shall be the chief financial officer of the Corporation. The treasurer shall keep and maintain, or cause to be keep and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these by-laws.

        Section 8. Assistant Secretaries. Assistant secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president, any vice president, or the secretary, and in the absence of the secretary or in the event of the secretary's disability or refusal to act, shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.

        Section 9. Assistant Treasurers. Assistant treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president, any vice president, or the treasurer, and in the absence of the treasurer or in the event of the treasurer's disability or refusal to act, shall perform the duties of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.

        Section 10. Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

        Section 11. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the president or any vice president or any other officer authorized to do so by the board of directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.


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

                                    ARTICLE V
                                      STOCK

        Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the chairman of the board, the president or a vice president and (ii) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

        Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        Section 3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the board of directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

        Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

        Section 5. Record Date.

               (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

               (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stocks to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stocks, and shall not be bound to recognize any equitable or other claim to or interest in such stock or stocks on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI
                                     NOTICES

        Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these by-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is received. Written notice may also be given by facsimile, telex or any other means permitted by law.

        Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these by-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the law and the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting of the board of directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in stocks of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the board of directors may modify or abolish any such reserve.

        Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        Section 3. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is an Indemnified Person (as hereinafter defined), shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

        Notwithstanding the foregoing the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation.

        For purposes of this Article:

               (i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

               (ii) an "Indemnified Person" is a person who is, was, or had agreed to become a director or an officer or a Delegate, as defined herein, of the Corporation or the legal representative of any of the foregoing; and

               (iii) a "Delegate" is a person serving at the request of the Corporation or a subsidiary of the Corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another Corporation, partnership, joint venture, trust or other enterprise.

        Section 2. Miscellaneous.

               (a) Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the

Corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

               (b) Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Corporation may enter into contracts with any director, officer or Delegate of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

               (c) Contractual Nature. The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the Corporation and each person who, at any time that this
Article is in effect, serves or agrees to serve in any capacity which entitles such person to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person's entitlement to indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

               (d) Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

                                   ARTICLE IX
                                   AMENDMENTS

        Section 1. Amendments. The board of directors may from time to time make, amend, supplement or repeal the by-laws; provided, however, that the stockholders may change or repeal any by-law adopted by the board of directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote; and, provided further, that no amendment or supplement to the by-laws adopted by the board of directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.


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